Exhibit 99.1

Intellicheck Mobilisa Announces Pricing of Public Offering of Common Stock

PORT TOWNSEND, WA – January 8, 2014 — Intellicheck Mobilisa, Inc. (NYSE MKT: IDN), a global leader in identity solutions and wireless security systems, today announced the pricing of an underwritten public offering of 7,780,000 shares of its common stock, offered at a price to the public of $0.45 per share. The gross proceeds to Intellicheck Mobilisa from this offering are expected to be approximately $3,500,000 before deducting the underwriting discount and other estimated offering expenses payable by Intellicheck Mobilisa. Intellicheck Mobilisa has granted the underwriters a 45-day option to purchase up to an aggregate of 1,167,000 additional shares of its common stock to cover over-allotments, if any. The offering is expected to close on or about January 14, 2014, subject to customary closing conditions.

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

The offering is being made pursuant to a shelf registration statement that Intellicheck Mobilisa previously filed with the Securities and Exchange Commission (the "SEC") and which is effective. A preliminary prospectus supplement and accompanying base prospectus relating to the offering were filed with the SEC on December 19, 2013, and a final prospectus supplement and accompanying base prospectus will be filed with the SEC. Electronic copies of the preliminary prospectus supplement and, when available, electronic copies of the final prospectus supplement, as well as the accompanying base prospectus, may be obtained by contacting Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, telephone: (212) 813-1010 or email: prospectus@aegiscap.com. Electronic copies of the final prospectus supplement and accompanying base prospectus will also be available on the SEC's website located at www.sec.gov.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Intellicheck Mobilisa

Intellicheck Mobilisa is a leading technology company providing wireless technology and identity systems for various applications, including mobile and handheld access control and security systems for the government, military and commercial markets. Products include the Fugitive Finder system, an advanced ID card access control product currently protecting military bases and secure federal locations; ID Check, a patented technology that instantly reads, analyzes, and verifies encoded data in magnetic stripes and barcodes on government-issued IDs, designed to improve the Customer Experience for the financial, hospitality and retail sectors; barZapp™, an ID-checking mobile app that allows a user’s smartphone to check an ID card. For more information on Intellicheck Mobilisa, please visit www.icmobil.com.

Cautionary Statement Regarding Forward Looking Statements

The statements in this press release that are not historical facts may constitute forward-looking statements including, without limitation, the statements regarding Intellicheck Mobilisa's proposed offering, that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to general market conditions, development and product commercialization activities, and the success of its research, development and expansion of sales and marketing team, plans and strategies. These and other risks and uncertainties are identified and described in more detail in Intellicheck Mobilisa 's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2012, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Intellicheck Mobilisa undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Dian Griesel Int’l.

Investor Relations:

Cheryl Schneider, 212-825-3210

or

Media Relations:

Enrique Briz, 212-825-3210